Exhibit 99.1

OptimizeRx Uplists to the Nasdaq Capital Market

ROCHESTER, Mich., (June 19, 2018) — OptimizeRx Corp. (NASDAQ: OPRX), a leading global provider of digital health messaging for the pharmaceutical industry, has uplisted to the Nasdaq Capital Market, with its common stock to commence trading on the exchange beginning Friday, June 22, 2018 under the symbol, “OPRX.”

“Joining the Nasdaq Capital Market represents another major milestone for OptimizeRx, following a number of significant events over the last few months,” said company CEO, William Febbo. “After announcing the expansion of our digital health messaging services beyond the ambulatory setting and into hospitals, we reported our sixth consecutive quarter of record revenue. This was soon followed by our first international expansion into Europe with a major partner, building upon our reach to more than half of the ambulatory patient market in the U.S.

“As we continue to demonstrate high ROI from the marketing spend of our pharma clients and strengthen our network of EHR partners, we expect our Nasdaq listing to further elevate our corporate profile, enhance liquidity for our investors, and broaden our shareholder base.”

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX) is one of the nation’s leading providers of digital health messaging via electronic health records (EHRs), providing a direct channel for pharma companies to communicate with healthcare providers. The company’s cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, prior authorization, education, and critical clinical information. The company’s network is comprised of leading EHR platforms like Allscripts, Amazing Charts and Quest, and provides more than half of the ambulatory patient market with access to these benefits within their workflow at the point-of-care. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact:

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Investor Relations Contact:

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team